Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Generex Biotechnology Corporation
Toronto, Ontario

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-67118, 333-106519, 333-110493, 333-112891, 333-117822, 333-121309, 333-126624, 333-128328, 333-131430, 333-135284, and 333-139637) and Forms S-8 (No. 333-55072, 333-66654, 333-88026, and 333-145412) of Generex Biotechnology Corporation, of our report dated September 30, 2005, relating to the consolidated financial statements and Schedule II, which appears in this Annual Report on Form 10-K.

/s/ BDO Dunwoody LLP

Toronto, Ontario
October 15, 2007